SIXTH MODIFICATION AGREEMENT

     THIS SIXTH MODIFICATION AGREEMENT ("MODIFICATION") is made with the intention of it being effective as of November 1, 2000 by and among EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation ("BORROWER"); EA FINANCIAL, INC., a Delaware corporation, EA GLOBAL, INC., a Delaware corporation, and EA INTERNATIONAL, INC., a Maryland corporation (collectively, "GUARANTORS"); and ALLFIRST BANK, formerly known as THE FIRST NATIONAL BANK OF MARYLAND ('LENDER").
                                    RECITALS

        Pursuant to the terms of a Loan And Security Agreement dated August 22, 1997 by and between the LENDER and the BORROWER, as amended ("LOAN AGREEMENT"), the LENDER is providing to the BORROWER various credit accommodations (collectively, "LOANS") including, but not limited to: (a). a revolving line of credit in the maximum principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) ("REVOLVER") as evidenced by a Revolving Loan Promissory Note dated August 22, 1997 from the BORROWER to the order of the LENDER in the stated principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) ("REVOLVER NOTE"); and (b) an equipment line of credit in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("EQUIPMENT LINE").

        The GUARANTORS have each guaranteed all of the BORROWER'S obligations to the LENDER, whether now existing or hereafter incurred, including, but not limited to, all obligations in connection with the LOANS, pursuant to the terms and provisions of certain Guaranty Agreements dated August 22, 1997 from each of the GUARANTORS to and for the benefit of the LENDER
(collectively, "GUARANTIES".

        The BORROWER, the GUARANTOR and the LENDER have agreed to modify certain terms and provisions of the LOAN AGREEMENT and have entered into this MODIFICATION to accomplish such modifications.

        NOW,  THEREFORE,  in consideration  of the premises, and other good and
valuable   consideration,   the  receipt  and  adequacy of which are hereby
acknowledged, the parties agree as follows:

        Section 1. Recitals. The parties hereby acknowledge the accuracy of the above Recitals and hereby incorporate the Recitals into this MODIFICATION.

        Section 2. Amendment To Loan Agreement. The LOAN AGREEMENT is hereby amended as follows:

   a. Section 1.59. Section 1.59 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        Section 1.59.  Maximum  Revolver  Amount.

The term "MAXIMUM REVOLVER AMOUNT" means the lesser of: (a) the REVOLVER DOLLAR CAP; or (b) the BORROWING BASE plus, during the period prior to February 28, 2001, and provided there is no DEFAULT hereunder, that portion (not to exceed $300,000.00), if any, of the CASH COLLATERAL which the LENDER agrees, in the exercise of its reasonable discretion, may be used as a basis for advances under the REVOLVING LOAN; provided, however, that the LENDER may limit the time period in which any portion of the CASH COLLATERAL may be used as a basis of advances under the REVOLVING LOAN and any such approval shall immediately terminate, without notice, upon the principal amount outstanding under the REVOLVING LOAN being reduced to an amount not exceeding the BORROWING BASE.

   b. Section 1.72. Section 1.72 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        Section 1.72. Revolver Dollar Cap. The term "REVOLVER DOLLAR CAP" means Seven Million Dollars ($7,000,000.00).

  c. Article 1. Article 1 of the LOAN AGREEMENT is hereby amended by inserting at the end thereof the following new section:

        Section   1.81.   Cash   Collateral.   The  term   "CASH COLLATERAL"
means the amount of cash of EA Financial, Inc., which is held in accounts maintained at the LENDER which accounts have been pledged to the LENDER as security for the OBLIGATIONS and in which the LENDER has a first priority perfected security interest.

  d. Section 3.2.2. Section 3.2.2 of the LOAN AGREEMENT is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:

        All sums due under the REVOLVING LOAN shall be paid in full on or before September 30, 2002; provided, however, that the REVOLVING LOAN may be renewed on an annual basis-by the written agreement of the LENDER and the BORROWER.

  e. Section 3.4. Section 3.4 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        Section 3.4. Equipment Ling. The LENDER agrees: (a) to extend to the BORROWER, under the EQUIPMENT LINE, term loans from time to time in order to finance the acquisition of items of EQUIPMENT, provided, that the principal amount of any such term loan shall not exceed eighty percent (80%) of the lesser of (i) the fair market value for the EQUIPMENT purchased with such loan advance or (ii) the actual net invoice price paid by the BORROWER (less the value of all rebates, trade-ins and all shipping and installation costs) for the EQUIPMENT purchased with such loan advance;
(b) to extend to the BORROWER, under the EQUIPMENT LINE, term loans from time to time in order to finance acquisitions, investments in joint ventures and licensing agreement, provided that the LENDER shall have no obligation to make any such term loan and any such term loan shall be subject to the LENDER'S review and approval of the acquisition, joint venture or licensing agreement for which such term loan is being advanced; and (c) to acquire, or cause LEASECORP to acquire, items of EQUIPMENT selected. by the BORROWER and lease or cause LEASECORP to lease, such items of equipment to the BORROWER; provided, however, that the aggregate of the principal amount of all term loans advanced under the EQUIPMENT LOAN plus the LEASED EQUIPMENT COSTS shall never exceed the cumulative principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). The minimum amount of any term loan advanced under the EQUIPMENT LINE shall be Ten Thousand Dollars ($10,000.00) and the minimum amount of the LEASED EQUIPMENT COST of any single lease transaction shall be Ten Thousand Dollars ($10, 000. 00)

  f. Section 3.4.1. Section 3.4.1 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        Section 3.4.1. Term . The EQUIPMENT LINE shall terminate, and the LENDER'S obligation to make term loans and acquire equipment to be leased to the BORROWER shall terminate, on September 30, 2002, unless such date is extended by a written agreement executed by the LENDER.

 g. Section 3.4.2.b. Section 3.4.2.b of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        b. Requisition Procedure. Not less than two (2)
  BUSINESS DAYS prior to the date upon which an advance is to be made under the EQUIPMENT LINE (other than an advance for purposes of acquisitions, investments in joint ventures or licensing agreements), the BORROWER shall execute and deliver a fully completed Requisition in the form attached hereto as Exhibit B, containing the specifics required therein relating to the requested advance. Prior to making any advance under the EQUIPMENT LINE for acquisitions investments in joint ventures or license agreements, the LENDER shall receive from the BORROWER such information as the LENDER may request in connection with such acquisition, investment in joint venture or licensing agreement. On the date the LENDER is to make an advance of proceeds under the EQUIPMENT LINE to the BORROWER, the BORROWER shall execute and deliver to the LENDER an EQUIPMENT NOTE in the principal amount equal to the sum of the term loan advanced. The principal .amount of each term loan advance made under the EQUIPMENT LINE for the acquisition of EQUIPMENT shall be repaid in even monthly principal installments over a term between three
  (3) and five (5) years to be determined by the BORROWER and LENDER based on the useful life of the EQUIPMENT purchased by such loan advance. The principal amount of each term loan advanced under the EQUIPMENT LINE for acquisitions, investments in joint ventures and license agreements shall be repaid pursuant to terms agreed to by and between the BORROWER and the LENDER when such advance is made. The LENDER is hereby authorized by the BORROWER to make any advances hereunder directly to the persons or entities supplying EQUIPMENT to the BORROWER that is the subject of any requested advance.

  h.    Section   3.4.2-c.(i).   Section  3.4.2.c.(i)  of  the  LOAN
AGREEMENT is hereby amended by deleting the second and third sentences thereof in their entirety and substituting in lieu thereof the following:

  ... Notwithstanding the foregoing to the contrary, the BORROWER shall have the right to elect to have interest accrue on the entire principal balance of any term loan made under the EQUIPMENT LINE at a fixed annual rate of interest equal to the COST OF FUNDS RATE, plus the APPLICABLE MARGIN, all as determined on the date of the advance. The BORROWER must elect in writing to have interest accrue based on the COST OF FUNDS RATE not less than two (2) BUSINESS DAYS prior to the date upon which such term loan advance is made under the EQUIPMENT LINE.

  i. Article 4. Article 4 of the LOAN AGREEMENT is hereby amended by inserting at the end thereof the following new section:

        Section 4.10. Life Insurance. The BORROWER shall maintain the existing life insurance policies on the life of Dr. Loren Jensen issued by Phoenix Home Life MutualInsurance Co. (Policy Nos. 05709546 and 05709547)and shall continue to pay the premiums thereon. Such life insurance policies shall be assigned to the LENDER as security for the OBLIGATIONS pursuant to the terms and provisions of assignments in a form acceptable to the LENDER and Pacific Home Life Mutual Insurance Co.

  j. Section 6.22. Section 6.2.2 of the LOAN AGREEMENT is hereby amended by deleting its present language in its entirety and substituting in lieu thereof the following:

        Section 6.22. Tangible Net Worth. The BORROWER and its SUBSIDIARIES shall have a TANGIBLE NET WORTH of not less than:
         (a)   Twelve    Million    Five   Hundred    Thousand    Dollars
         ($12,500,000.00) as of November 30, 1998; (b) Ten Million Five Hundred Thousand Dollars ($10,500,000.00) as of February 28, 1999; (c) Eleven Million Dollars ($11,000,000.00) as of May 31, 1999; (d)Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00) as of August 31, 1999; (e) Eleven million Two Hundred Fifty Thousand Dollars ($11,250,000.00) as of November
         30, 1999; (f) Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00) " as of February 29, 2000; (g) Eleven Million
         Three Hundred Seventy-Five Thousand Dollars  ($11,375,000.00) as
         of May 31, 2000; (h) Eleven Million Three Hundred Thousand Dollars ($11,300,000.00) as of August 31, 2000; (i) Eleven
         million Four Hundred Thousand Dollars ($11,400,000.00) as of November 30, 2000; (j) Eleven Million Five Hundred Thousand
         Dollars   ($11,500,000.00)   as  of  February  28,   2001;   (k)
         ElevenMillion Six Hundred Thousand Dollars ($11,600,000.00) as of May 31, 2001; (1) Eleven Million Seven Hundred Thousand Dollars ($11,700,000.00) as of August 31, 2001; (m)Eleven
         Million Eight Hundred Thousand Dollars ($11,800,000.00) as of November 30, 2001; (n) Eleven Million Nine Hundred Thousand Dollars ($11,900,000.00) as of February 29, 2002; and (o) Twelve Million Dollars as of May 31, 2002 and as of the end of each fiscal quarter thereafter.

        Section 3. Amendment To Revolver Note. The REVOLVER NOTE is hereby amended and restated in its entirety in accordance with the terms and provisions of the Amended And Restated Revolving Loan Promissory Note of even date herewith from the BORROWER to the order of the LENDER in the stated principal amount of Seven Million Dollars ($7,000,000.00).

        Section 4. Other Terms. Except as specifically modified herein, all other terms and provisions of the LOAN AGREEMENT and all other documents evidencing, securing or otherwise documenting the terms and provisions of the LOANS (collectively, the "LOAN DOCUMENTS") shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

        Section 5. Guarantors. Each of the GUARANTORS consent to the modifications contained herein and hereby ratify and confirm all of their respective duties and obligations under the GUARANTIES, which GUARANTIES remain in full force and effect.

        Section 6. Cash Collateral. In consideration for the LENDER'S agreement to extend the maturity date of the LOANS and its other agreements contained herein, EA Financial, Inc. hereby agrees to deposit with the LENDER sums in the aggregate amount of One Million one Hundred Thousand Dollars ($1,100,000.00) which shall be held in an account maintained at the LENDER ("ACCOUNT") . EA Financial, Inc. hereby agrees to assign and pledge to the LENDER as collateral for the LOANS, all of EA Financial, Inc.'s right, title and interest in and to the ACCOUNT and all sums held therein, pursuant to the terms and provisions of documents acceptable to the LENDER.

        Section 7. Acknowledgment Of Obligations. The OBLIGORS acknowledge that:
(a) the LOAN DOCUMENTS are the valid and binding obligations of the OBLIGORS, as indicated, and are fully enforceable in accordance with their stated terms; and
(b) the obligations of the OBLIGORS under the LOAN DOCUMENTS are not subject to any set-off, defense or counterclaim.

        Section 8. Representations And Warranties. As an inducement to the LENDER to enter into this MODIFICATION, the OBLIGORS make the following representations and warranties to the LENDER and acknowledge the LENDER'S justifiable reliance thereon:

        a. Accuracy Of Information - All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the OBLIGORS in connection with the LOANS are true, accurate, and complete and contain no false, incomplete or misleading statements. All information in the possession of any OBLIGOR which might bear on the LENDER'S decision to enter into this MODIFICATION has been submitted to the LENDER.

          b. No Litigation. Except as previously disclosed in writing to the LENDER, there is as of the date hereof, no action, suit, or proceeding pending of which the BORROWER is required to notify the LENDER pursuant to
Section 6.6 of the LOAN AGREEMENT.

        c. No Events Of Default. There are no EVENTS OF DEFAULT under the LOAN AGREEMENT.

        Section 9. Expenses. Upon the request of the LENDER, the BORROWER shall pay the expenses incurred by the LENDER in connection with the preparation and negotiation of this MODIFICATION.

        Section 10. Binding Effect. This MODIFICATION shall inure to the benefit of the parties hereto, and shall be binding upon their successors, personal representatives and assigns.

         Section 11. ChoiceOf Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this MODIFICATION and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this MODIFICATION and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this MODIFICATION or which occurred or were to occur as a direct or indirect result of this MODIFICATION having been executed.

         Section 12. Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural and the use of any gender shall include and refer to any other gender. All defined terms are completely capitalized throughout this MODIFICATION. All captions are for the purpose of convenience only.

         Section 13. Waiver Of Jury Trial. The parties agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by, or against any of them, or any of their successors or assigns, on or with respect to this MODIFICATION or which in any way relates, directly or indirectly, to the obligations of any of the OBLIGORS to the LENDER under this MODIFICATION or the LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall not be tried by a jury. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDINGS. Each of the OBLIGORS acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into this MODIFICATION if this provision were not contained herein.

        SECTION 14. RELEASE. EACH OF THE OBLIGORS RELEASES, ACQUITS AND FOREVER DISCHARGES THE LENDER AND THE. LENDER'S SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AGAINST THE LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, WHICH ANY OBLIGOR EVER HAD OR HAS THROUGH THE DATE OF THIS MODIFICATION.

         Section 15. Counterparts. This MODIFICATION may be executed in counterparts each of which shall be binding upon the signatory but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this MODIFICATION under seal as of the date first above written.

WITNESS/ATTEST:                                BORROWER:

                                               EA ENGINEERING, SCIENCE,
                                                  AND TECHNOLOGY, INC.,
                                               A Delaware Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:   Barbara L. Posner
                                               Title: Chief Operating Officer

                                                        Chief Financial Officer
                                                        Executive Vice President

                                               GUARANTORS:

                                               EA FINANCIAL, INC.,
                                               A Delaware Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:   Barbara L. Posner
                                               Title: Treasurer

                                                EA GLOBAL, INC.,
                                                A Delaware Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:   Barbara L. Posner
                                               Title: Treasurer

WITNESS/ATTEST:                                GUARANTORS (cont.):


                                               EA INTERNATIONAL, INC.,
                                               A Maryland Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:   Barbara L. Posner
                                               Title: Treasurer

                                                LENDER:
                                                ALLFIRST BANK

/s/ Charles J. Fleury                          By:  /s/ John P. Wasowicz
                                               John C. Wasowicz,
                                               Vice President

Baltimore, Maryland                                               $7,000,000.00
November 1, 2000

                              AMENDED AND RESTATED
                         REVOLVING LOAN PROMISSORY NOTE

        FOR VALUE RECEIVED, the undersigned EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of ALLFIRST BANK ("BANK") , at the BANK'S offices at 25 South Charles Street, Baltimore, Maryland 21201 or at such other place as the holder of this Promissory Note may from time to time designate, the principal sum of Seven Million Dollars ($7,000,000.00), or such other amount as may, from time to time, be advanced and outstanding hereunder, together with interest at the rate hereafter specified. The following terms shall apply to this Promissory Note:

        Exhibit  A  attached  hereto  contains  provisions   essential  to  this
Promissory Note and such Exhibit A, and all terms, conditions and provisions thereof, are incorporated herein and made a part hereof as if fully set forth.

        1. Definitions. The following terms have the following definitions:

         a. "ACCOUNT" means the commercial checking account maintained by the BORROWER with the BANK and designated as Account No. 19120379, together with any replacement account therefor.

         b. "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized to close.

         c. "INITIAL EXCESS BALANCE" means, for any BUSINESS DAY, the amount by which the collected balance in the ACCOUNT at the end of such BUSINESS DAY after posting all credits to the ACCOUNT (subject to funds availability), but prior to posting any debits to the ACCOUNT, exceeds the TARGET BALANCE.

         d. "LINE AVAILABILITY"  means, for any BUSINESS DAY, an amount equal to
         the   difference   obtained  by  subtracting   the  principal   balance
         outstanding under the LOAN from the MAXIMUM LINE AMOUNT.

         e. "LOAN" means the revolving line of credit being provided by the BANK to the BORROWER pursuant to the LOAN AGREEMENT.

         f. "LOAN AGREEMENT" means the Loan And Security Agreement dated August 22, 1997 by and between the BORROWER and the BANK, as amended from time to time.

         g. "MAXIMUM LINE AMOUNT" means the amount indicated on Exhibit A as the MAXIMUM LINE AMOUNT, which amount is the maximum principal balance of the LOAN which may be outstanding at any one time.

         h. "PRESENTED ITEMS" means, for any BUSINESS DAY, the aggregate amount of debits which have been presented for payment against the ACCOUNT.

         i. "TARGET BALANCE" means the amount indicated on Exhibit A as the TARGET BALANCE, which amount is the minimum collected balance that must be maintained in the ACCOUNT.

        2. Maturity; Acceleration. This Promissory Note evidences the BORROWER'S obligations to repay to the BANK all sums advanced by the BANK to the BORROWER under the LOAN. All sums outstanding under this Promissory Note, including all principal, accrued interest and fees, shall be repaid in full on September 30, 2002; which date is the final and absolute maturity date of this Promissory Note and the date on which the LOAN terminates. Upon any default under the terms and provisions of the LOAN AGREEMENT which is not cured within any applicable grace or cure period, the holder of this Promissory Note may accelerate and demand the immediate repayment of all sums outstanding under this Promissory Note.

        3. Advances. This Promissory Note shall be used to evidence all advances and payments of principal made hereunder and all interest due hereunder until it is surrendered to the BORROWER, and it shall continue to be so used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder. All advances under the LOAN shall be made in the form of a transfer of funds into the ACCOUNT in accordance with the procedures set forth in this Section. The BORROWER hereby irrevocably authorizes the BANK to make advances in accordance with the procedures set forth herein. At the end of each BUSINESS DAY, the BANK shall calculate the INITIAL EXCESS BALANCE and the aggregate amount of the PRESENTED ITEMS. In the event the INITIAL EXCESS BALANCE is less than the aggregate amount of the PRESENTED ITEMS, the BANK shall make an advance by transferring funds into the ACCOUNT in an amount equal to the amount, which when added to the INITIAL EXCESS BALANCE, would be equal to the aggregate amount of the' PRESENTED ITEMS; provided, however, that the principal amount of any such advance shall not exceed the LINE AVAILABILITY. If at any time the amount of the INITIAL EXCESS BALANCE is less than the amount of the PRESENTED ITEMS by an amount greater than the LINE AVAILABILITY, the BANK shall:
(i) make an advance by transferring funds into the ACCOUNT in an amount equal to the LINE AVAILABILITY; and (ii) determine, in its sole discretion, which PRESENTED ITEMS will be paid, and which PRESENTED ITEMS will not be paid. In the event the INITIAL EXCESS BALANCE is greater than the amount of the PRESENTED ITEMS, the BANK shall post and pay all of the PRESENTED ITEMS. If, following the BANK'S posting and paying of all of the PRESENTED ITEMS, there remains a balance in the ACCOUNT, in excess of the TARGET BALANCE, the BANK is hereby irrevocably authorized to debit the ACCOUNT in an amount up to the portion of the balance in the ACCOUNT which exceeds the TARGET BALANCE, and apply such sums to the outstanding balance of the LOAN. The BANK agrees to make such debit of the ACCOUNT to repay sums outstanding under the LOAN as of the end of each BUSINESS DAY. The BANK reserves the right to terminate the advance procedures set forth in this Promissory Note by notifying the BORROWER thereof in writing, in which event, this Promissory Note shall continue to evidence the BORROWER'S repayment obligation in connection with the LOAN but the LOAN AGREEMENT shall set forth the manner in which advances are to be made under the LOAN.

        4. Interest Rate. Interest shall accrue on the unpaid principal balance of this Promissory Note until paid in full at the fluctuating annual rate of interest set forth in the LOAN AGREEMENT.

        5. Calculation Of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

        6. Repayment. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest shall be paid in consecutive monthly payments beginning on December 1, 2000 and continuing on the first calendar day of each succeeding month until all sums outstanding hereunder are paid in full.

        7. Late Payment Charge. If any payment due hereunder including any final installment, is not received by the holder within fifteen (15) calendar days after its due date, the BORROWER shall pay a late payment charge equal to five percent (5%) of the amount then due. The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWER to make a payment other than on its due date.

        8. Application Of Payments. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder's sole discretion, may elect from time to time.

        9. Prepayment. The BORROWER may prepay this Promissory Note in whole or in part at any time or from time to time without premium or additional interest. All prepayments under this Promissory Note shall be applied to the outstanding, principal balance in the inverse order of scheduled maturities.

        10. Rights Upon Default. Upon the occurrence of an "EVENT OF DEFAULT" (as that term is defined in the LOAN AGREEMENT), in addition to all other rights or remedies available to the holder under the LOAN AGREEMENT and all other documents evidencing, securing or otherwise documenting the loan evidenced by this Promissory Note (collectively with the LOAN AGREEMENT, the "LOAN DOCUMENTS") or under applicable law, the holder of this Promissory Note shall have the following rights:

                a. Acceleration. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. Reference is made to the LOAN DOCUMENTS for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

                b. Default Interest Rate. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWER cures such event to the satisfaction of the holder hereof. If the default rate of interest is imposed by the holder, the default rate shall remain in effect until the event authorizing the imposition thereof has been cured to the holder's satisfaction. Any individual waiver of the holder's right to impose the default rate of interest or to retain the default rate of interest after imposition thereof shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

                c. Confession Of judgment. The BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the BORROWER in any court in one' or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWER in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys' fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWER for prior hearing. The BORROWER agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment; provided, however, the BORROWER does not waive the right to raise a defense based on an actual controversy as to the merits of the confession of judgment action under Rule 2-611, Maryland Rules Annotated Code of Maryland. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. Notwithstanding the holder's right to obtain a judgment by confession which includes attorney's fees of fifteen percent of the amount due hereunder, the holder shall only collect attorney fees in an amount equal to the actual attorney fees incurred in connection with the enforcement of this Promissory Note and the LOAN DOCUMENTS.

        11. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment.

        12. Expenses Of Collection And Attorneys' Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

        13. Waiver Of Defenses. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, the BORROWER agrees that all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of the BORROWER against a prior holder shall not be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWER shall retain all rights and claims which the BORROWER may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders.

        14. Waiver of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

        15. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

        16. Manner And Method of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWER shall make the payment on the next succeeding banking day.

        17. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the LOAN AGREEMENT for the giving of notices under the LOAN AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWER shall be considered to be effective upon the receipt thereof by the BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWER.

        18. Assignability. This Promissory Note may be assigned by the BANK or any holder at any time or from time to time.

        19. Joint and Several If more than one person or entity is executing this Promissory Note as a BORROWER, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities.

        20. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the BANK and the BANK'S successors and assigns and any other person to whom the BANK or any holder may grant an interest in the BORROWER'S obligations hereunder, and shall be binding and enforceable against the BORROWER and the BORROWER'S personal representatives, successors and assigns.

        21. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

        22. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

        23. Consent To Jurisdiction; Agreement As To Venue. The BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the BANK or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

        24. Unconditional Obligations. The BORROWER'S obligations under this Promissory Note shall be the absolute and unconditional duty and obligation of the BORROWER and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

        25. Seal And Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

        26. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.

        27. Actions Against Bank. Any action brought by the BORROWER against the BANK which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in courts located in the State of Maryland. The BORROWER may not file a counterclaim against the BANK in a suit brought by the BANK against the BORROWER in a state other than the State of Maryland unless under the rules of procedure of the court in which the BANK brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the BANK. The BORROWER agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the BORROWER against the BANK in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

        28. Amendment And Restatement. This Promissory Note is an amendment and restatement of the BORROWER'S obligations under the Revolving Loan Promissory Note dated August 22, 1997 from the BORROWER to the order of the BANK in the stated principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) ("ORIGINAL NOTE") . This Promissory Note is not a novation of the BORROWER'S obligations under the ORIGINAL NOTE but merely a decrease in the maximum principal amount of such obligations and an amendment and restatement of such obligations.

        29. Waiver Of Jury Trial. The BORROWER (by execution of this Promissory
Note) and the BANK (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWER or the BANK, or any successor or assign of the BORROWER or the BANK, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly, to the obligations of the BORROWER to the BANK under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE BANK HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The BORROWER and the BANK acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the BANK would not enter into the transaction with the BORROWER if this provision were not part of their agreement.

        IN WITNESS WHEREOF, the BORROWER has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.

WITNESS/ATTEST:                                BORROWER:

                                               EA ENGINEERING, SCIENCE,
                                               TECHNOLOGY, INC.,
                                               A Delaware Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:  Barbara L. Posner
                                               Title: Chief Operating Officer
                                                      Chief Financial Officer
                                                      Executive Vice President

                           EXHIBIT A - PROMISSORY NOTE

                   Commercial Checking Account Number 19120379

Target Balance                                                    $0.00


Maximum Line Amount                                the "MAXIMUM REVOLVER
                                                   AMOUNT" as defined in
                                                      the LOAN AGREEMENT

WITNESS/ATTEST:                                BORROWER:

                                               EA ENGINEERING, SCIENCE,
                                               TECHNOLOGY, INC.,

                                               A Delaware Corporation

/s/ Patricia O'Donnell                         By:  /s/ Barbara L. Posner
                                               Name:  Barbara L. Posner
                                               Title: Chief Operating Officer
                                                      Chief Financial Officer
                                                      Executive Vice President